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                                                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of ESS Technology, Inc. of our report dated June 27, 1997 relating to the financial statements of Platform Technologies, Inc. which appears in the Current Report on Form 8-k of ESS Technology, Inc. dated June 24, 1997, as amended.




PRICE WATERHOUSE LLP
San Jose, California
August 22, 1997